AUTO LOAN PURCHASE AND SALE AGREEMENT

This Auto Loan Purchase and Sale Agreement ("Agreement") is made on May 4, 2000 (the "Effective Date"), by and between TranSouth Financial Corporation, a South Carolina corporation with its principal office at 250 East Carpenter Freeway, Irving, Texas 75062 ("Correspondent") and E-LOAN, Inc., a Delaware corporation with its principal office at 5875 Arnold Road, Dublin, CA 94568 ("E-LOAN").

WHEREAS, E-LOAN maintains a website at www.eloan.com, and is engaged in the business of, among other things, origination and sale of loans to consumers for the purchase or refinance of motor vehicles ("Loans");

WHEREAS, E-LOAN desires to provide a broad range of available financing for consumers seeking Loans;

WHEREAS, E-LOAN and Correspondent desire to enter into an arrangement whereby E-LOAN will sell Loans to Correspondent based on Correspondent's underwriting criteria;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, E-LOAN and Correspondent hereby agree as follows:

1. Sale and Delivery of Loans.

1.1 Sale and Purchase of Loans. From time to time during the Term of this Agreement, E-LOAN shall sell, assign, transfer, convey and deliver to Correspondent, and Correspondent shall purchase from E-LOAN, without recourse and on a servicing released basis, all right, title and interest in and to Loans as provided in this Agreement.

1.2 Offer. From time to time during the Term of this Agreement, E-LOAN may submit, for Correspondent's review and approval, an offer to sell one or more prospective Loans (each, an "Offer") under the terms of this Agreement. Each Offer shall be in a format acceptable to Correspondent, and shall include the items and information set forth on Exhibit A, which shall include the application relating to each offered Loan and such other information as mutually agreed by the parties. In determining whether to submit an Offer to Correspondent, E-LOAN shall apply Correspondent's underwriting and other criteria for purchase of Loans subject to this Agreement as set forth on Exhibit B ("Purchase Criteria") to the Loan application, and shall only submit Offers that E-LOAN reasonably believes satisfy the Purchase Criteria. E-LOAN is not obligated to offer to sell any Loans or prospective Loans to Correspondent and Correspondent is not obligated to purchase any Loan from E_LOAN.

1.3 Acceptance. On or before the Offer expiration Date set forth on Exhibit A, Correspondent shall, in its sole discretion, accept or reject such offer, and shall inform E-LOAN of its decision. In determining whether to accept or reject an Offer, Corespondent shall apply the Purchase Criteria to each Loan offered for sale. If Correspondent accepts an Offer, Correspondent shall electronically transmit to E-LOAN a Confirmation with respect to each prospective Loan to be purchased. The Confirmation shall include the information set forth on Exhibit C, and shall include a clear description of the conditions that must be met in order for Correspondent to purchase the Loan. Transmission of a Confirmation shall constitute acceptance of E-LOAN's Offer, and Correspondent shall be obligated to purchase the prospective Loan, provided that all conditions set forth in the Confirmation are met and the Loan is funded by E-LOAN prior to expiration of the Confirmation. If E-LOAN does not fund a prospective Loan and fulfill all conditions set forth in the Confirmation within thirty (30) days of E-LOAN's receipt of the Confirmation, the Confirmation shall expire, and Correspondent shall have no obligation to purchase the Loan. E-LOAN agrees that it will not offer for sale to any person other than Correspondent any Loan for which a Confirmation has been issued and is outstanding. Upon expiration of a Confirmation, E-LOAN shall be free to sell or offer to sell the subject Loan to any other person. In the absence of a Confirmation issued by Correspondent with respect to a Loan, Correspondent is not obligated to purchase any Loan offered for sale by E-LOAN.

1.4 Funding and Delivery of Loans. . E-LOAN shall use its best efforts to fulfill all conditions set forth in a Confirmation, and to fund the subject Loans prior to expiration of a Confirmation; however, E-LOAN is not obligated to fund or sell any Loans to Correspondent, whether or not a Confirmation has been issued by Correspondent with respect to the subject Loan. Upon funding of a Loan subject to a Confirmation, E-LOAN shall immediately deliver to Correspondent, the loan documents and items set forth on Exhibit D, together with any other items required by the Confirmation relating to the subject Loan, evidencing funding and fulfillment of all conditions of the Confirmation ("Required Documents").

1.5 Payment; Transfer. With respect to each Loan sold, Correspondent shall pay E-LOAN the amount set forth on Exhibit E ("Purchase Price"), in the manner, and by the time limits set forth in Exhibit E. The Purchase Price shall be the principal amount of the Loan, plus such additional compensation as the parties agree. Upon receipt by E-LOAN of the portion of the Purchase Price representing the principal balance of the Loan ("Transfer Date"), the Loan, and all rights, benefits, payments, proceeds and obligations arising from or in connection with the Loan, together with any lien or security interest in the vehicle serving as collateral for the Loan, shall vest in Correspondent. Until the Transfer Date, E-LOAN shall own and control the application and all documentation relating to a prospective Loan to be sold. All Loans sold under this Agreement shall be sold without recourse, on a servicing released basis. With respect to each Loan as to which E-LOAN has not delivered to Correspondent all Required Documents prior to expiration of the Confirmation related to such Loan, Correspondent shall have no obligation to purchase the subject Loan.

2. Covenants.

2.1 Compliance with Law. Each party shall comply with all federal, state and local laws and regulations applicable to this Agreement and the respective party's obligations hereunder, including without limitation all consumer protection laws, the federal Equal Credit Opportunity Act, Truth in Lending Act, Fair Credit Reporting Act and Fair Debt Collection Practices Act and each of their respective regulations ("Applicable Law"). E-LOAN shall provide prior written notice to Correspondent of any changes to the form documents for Loans, and shall update the forms as necessary to comply with Applicable Law. Correspondent shall provide prior written notice to E-LOAN of any changes to the Purchase Criteria, and shall update the Purchase Criteria as necessary to comply with Applicable Law.

2.2 Post-Closing Payments. All monies received by E-LOAN after the transfer of title to any Loan shall be promptly turned over to Correspondent.

2.3 Limited Power of Attorney. E-LOAN hereby appoints Correspondent, its agents, employees, successors and assigns, as its attorney in fact, with the full power of substitution, for the limited purpose of (1) endorsing E-LOAN's name on any checks, drafts, money orders or other forms of payment payable to E-LOAN that may come into Correspondent's possession with respect to any Loan purchased by Correspondent under this Agreement, and (2) executing any form or document necessary to effectuate the assignment of a Loan in accordance with this Agreement, or to create, perfect, assign or release a first priority security interest in a vehicle securing a Loan in favor of Correspondent.

2.4 Non-Discrimination. Correspondent's credit underwriting standards and Purchase Criteria comply with, and as such standards and Criteria may be revised from time to time throughout the term of this Agreement shall remain in compliance with, the anti-discrimination and other requirements of Applicable Law. E-LOAN's loan origination practices comply with, and as such origination practices may be revised from time to time throughout the term of this Agreement shall remain in compliance with, the anti-discrimination and other requirements of Applicable Law.

2.5 Record Retention. Each party shall, at its own expense, maintain data, information, records and documents relating to Loans offered for sale or sold pursuant to this Agreement, in such manner and for such time period as is required by Applicable Law. Each party shall cooperate with one another and make such Loan records available to regulatory authorities to satisfy state or federal audit requirements. If a party has reasonable grounds to believe a default has occurred under this Agreement, that party shall have the right to review the records of the other party upon reasonable notice, provided that the requesting party shall be entitled to review only those records necessary to determine existence and extent of the default.

2.6 Performance Reports. Within thirty (30) days after the end of each calendar month during the Term of this Agreement, Correspondent shall provide to E-LOAN a report showing (i) the number of Loans purchased by Correspondent during the preceding month; (ii) the total principal balance of all Loans purchased by Correspondent during the preceding month; (iii) the number of Loans purchased by Correspondent since the Effective Date having delinquencies of 30-59 days, 60-90 days, and over 90 days, respectively; (iv) the number of Loans purchased by Correspondent since the Effective Date that have been charged off; and (v) the number of Loans purchased by Correspondent since the Effective Date for which the vehicle securing the Loan has been repossessed, showing the date of each repossession.

      Mutual Cooperation. During the term of this Agreement, the parties agree to cooperate with and assist each other, as reasonably requested, in carrying out the covenants, agreements, duties and responsibilities of one another under this Agreement, and shall from time to time, execute, acknowledge and deliver such additional instruments, assignments, endorsements, and documents as may reasonably be required or appropriate to facilitate the performance of this Agreement. Both parties shall work together with respect to coordinating the systems requirements for establishing and maintaining electronic connectivity, and each party shall bear its own expenses with respect thereto.
      No Solicitation. From the date of this Agreement until any Loan sold to Correspondent is paid in full, E-LOAN agrees that it will not directly solicit the respective borrowers to apply for, or offer to such borrowers, any financial products, the proceeds of which could be used to pay off or refinance the subject Loan, including, without limitation, the solicitation or offering of any loan, line of credit, home equity loan or line of credit, or any other credit product.

3. Representations and Warranties of the Parties. As of the date of this Agreement, and throughout the Term, each party hereby represents and warrants to the other party that:

3.1 Due Organization and Good Standing. Each party is a corporation, duly organized, validly existing, and is qualified and authorized to transact business in, and is in good standing under the laws of, the jurisdiction of its organization and each jurisdiction in which it performs or will perform its obligations under this Agreement, or is otherwise doing business or is otherwise exempt under applicable Law from such qualification.

3.2 Authority and Capacity. Each party has the power, authority and capacity to execute, deliver, and perform its obligations under this Agreement. Each party's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

3.3 Consent; Litigation. No consent or approval of any other party or any court or governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. There is no pending claim, cause of action, governmental action or litigation that, if determined adversely, would affect the party's ability to perform its obligations hereunder. This Agreement will not result in a default under any other agreement to which the party is bound.

3.4 Licenses. All necessary qualifications and licenses required by applicable law to conduct business as contemplated by this Agreement in all states where Loans are purchased and sold hereunder have been obtained, and will be maintained in good standing.

4. Additional Representations and Warranties of E-LOAN. As of each and every date E-LOAN sells and delivers a Loan to Correspondent under this Agreement, E-LOAN hereby represents and warrants to Correspondent with respect to each such Loan that:

4.1 Valid Loans. Each Loan is bona fide, valid, genuine and legally enforceable according to its terms and is duly and properly executed by the parties shown as borrowers who were competent and had full legal capacity to enter into such Loan at the time they executed the same. The following statements are true and correct: (1) there are no claims or defenses with respect to any Loan; (2) no Loan, or the obligations of any borrower, guarantor or surety with respect to any Loan, has been obtained by fraud or fraudulent representations; (3) no oral or written agreement exists or will exist whereby any of the terms of any Loan has been varied in any way; (4) the information provided to Corespondent in connection with each Loan is complete, true and correct; and (5) none of the borrowers, guarantors or sureties on the Loans are deceased, and none of such persons are the subject of any bankruptcy or other legal proceedings between E-LOAN and such persons.

4.2 Loans Comply with Law. The form of each Loan and the transactions contemplated by the Loan comply with, and have been entered into in compliance with, all applicable law, and all required disclosures and notices have been given in compliance with all applicable law; provided, however, that E-LOAN makes no representation or warranty as to the enforceability or effect of the arbitration clause or agreement that Correspondent requires E-LOAN to include in the Loan documentation.. Any applicable period during which the borrower may rescind the Loan has expired, and all Loan proceeds have been fully disbursed.

4.3 No Default. All payments required under each Loan have been made up to the date the Loan is sold. There is no default, breach, violation or event of acceleration existing under the terms of each Loan nor has any event occurred which, upon the giving of notice or the lapse of time, or both, would constitute a default, breach, violation or event of acceleration under the Loan.

4.4 Title and Insurance. For each Loan sold to Correspondent, the certificate of title to each vehicle securing a loan shall list E-LOAN, Correspondent or its designated Affiliate (as the parties shall mutually agree as the first and only lienholder on the certificate of title application or registration and on the required physical damage insurance policies and loss payable clauses relating to the vehicle securing the Loan. For purposes of this Agreement, "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, owns or controls, is owned or controlled by, or is under common control or ownership with, E-LOAN or Correspondent, respectively, or their respective ultimate parent.

4.5 Origination of Loans. Except as disclosed in writing to Correspondent and accepted by Correspondent prior to the Transfer Date, each Loan has been originated in accordance with the Purchase Criteria and the terms and conditions of the applicable Confirmation.

4.6 Status of Loan. The information that appears on E-LOAN's accounting and all other pertinent records pertaining to any Loan accurately reflect the true status of each Loan.

4.7 Ownership of Loans. Except with respect to the liens of E-LOAN's warehouse lenders, (a) E-LOAN is the sole owner of each Loan and has good and marketable title thereto, and has the right to assign, sell and transfer the Loan to Correspondent free and clear of any encumbrance, lien, pledge, charge, claim or security interest, and (b) E_LOAN has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not pledged the Loan as collateral for any debt or other purpose.

. 4.8 Sale Treatment. The sale of each Loan shall be reflected on E-LOAN's balance sheet and other financial statements as a sale of assets by E-LOAN, and E-LOAN shall not take any action or omit to take any action which would cause the transfer of the Loans to Correspondent to be treated as anything other than a sale to Correspondent of all of E-LOAN's right, title and interest in and to each Loan.

4.9 Insurance. Each vehicle securing a Loan is insured against loss under a policy issued by an insurer reasonably acceptable to Correspondent and qualified to do business in the state where the vehicle is located, in a form such that it may be endorsed to Correspondent as loss payee.

5. Indemnification & Remedies.

5.1 Indemnification. Each party (in such capacity, referred to as "Indemnitor") shall indemnify and hold the other party and its respective shareholders, directors, officers, employees, representatives, agents, servants, successors, and assigns (collectively "Indemnitee") harmless from and shall reimburse Indemnitee for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees and expenses) incurred by Indemnitee arising out of or resulting from any breach of any warranty, representation covenant or obligation of Indemnitor under this Agreement.

5.2 Indemnification Procedures. After either party obtains knowledge of any claim, action, suit or proceeding (collectively a "Claim") for which it believes is entitled to indemnification under this Agreement, it shall promptly notify the other party of such Claim in writing within ninety (90) days after such knowledge. Each party shall cooperate with the other in every reasonable manner (at the Indemnitor's sole expense) to facilitate the defense of any Claim subject to indemnification hereunder. Indemnitee's failure to promptly notify Indemnitor of a Claim shall not relieve the Indemnitor from any liability under this Section to the extent that Indemnitor is not materially adversely affected by such delay. With respect to each such notice, the Indemnitor shall, at the Indemnitee's option, immediately take all action necessary to minimize any risk or loss to the Indemnitee, including retaining counsel satisfactory to the Indemnitee and take such other actions as are necessary to defend the Indemnitee or to discharge the indemnity obligations under this Section. If the Indemnitor does not timely and adequately conduct such defense, the Indemnitee may, at its option and at Indemnitor's expense, conduct such defense, contest, litigate or settle the Claim using counsel of its own choice without prejudice to its right of indemnification under this Section. The Indemnitor shall pay on demand any liability incurred by the Indemnitee under this Section. The Indemnitor shall not settle any claim in which the Indemnitee is named without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnitor.

5.3 Repurchase. The purchase and sale of Loans under this Agreement shall be without recourse to E-LOAN, except for the representations, warranties, covenants and agreements set forth in this Agreement. Notwithstanding the foregoing, in the event there is a breach by E-LOAN of any covenant, representation, warranty or agreement under this Agreement which remains uncured for thirty (30) days and involves, relates to, or affects any Loan sold to Correspondent under this Agreement, E-LOAN shall repurchase the affected Loan from Correspondent for the outstanding balance of principal and accrued but unpaid interest on such Loan. Upon discovery of a suspected breach, Correspondent shall provide E-LOAN with written notice specifying the breach. In the event of such repurchase, Correspondent shall assign the affected Loan to E-LOAN without recourse and without representation or warranties, expressed or implied.

5.4 Survival of Remedies. This Section shall survive termination of the Agreement.

6. Term and Termination.

6.1 Term. Unless this Agreement is terminated earlier as provided below, this Agreement shall have an initial term of one (1) year commencing on the Effective Date, and shall automatically renew for successive one (1) year term periods. The initial term, together with any renewal terms, shall be referred to herein as the "Term."

6.2 Termination. Notwithstanding the foregoing, this Agreement may be terminated as follows:

(i) without cause by either party upon not less than thirty (30) days prior written notice to the other party; or

(ii) by either party immediately upon written notice to the other party (a) if the other party breaches any warranty, representation, covenant or obligation under this Agreement and fails to cure such breach within thirty (30) calendar days of receiving written notice of the breach from the non-breaching party; (b) if a party has reasonable cause to believe that the other party will not be able to perform its obligations under this Agreement; (c) if there occurs a change of (25%) or more of the ownership of the other party; (d) if a material adverse change occurs in the financial condition of the other party; or (e) if the other party is subject to a dissolution, receivership, liquidation, insolvency, conservatorship, consolidation, reorganization, sale of substantially all of its assets, cessation of business, voluntary or involuntary bankruptcy.

6.3 Effect of Termination; Survival. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to Loans for which Confirmations have previously been issued ("Pipeline Loans"), or transactions and occurrences that take place prior to the effective date of termination, and Correspondent shall purchase Pipeline Loans as provided in Section 1.3 if all conditions set forth in the Confirmation are met, except as otherwise provided by Applicable Law.

7. Miscellaneous.

7.1 Confidentiality of Information. Each party and their respective Affiliates, directors, officers, employees and authorized representatives shall hold in strict confidence and not use or disclose to any other person without the prior written consent of the other party, all information concerning the other party's proprietary business procedures, products, services, operations, fees, policies or plans received from the other party in connection with the negotiation and performance of this Agreement. Notwithstanding the foregoing, either party may disclose information that is required to be disclosed by Applicable Law, governmental regulation or court order, and may disclose the contents of this Agreement, with information as to the amount of, and manner of calculating the Purchase Price redacted where permitted, in required filings with the Securities Exchange Commission or other governmental agency without the other party's prior consent This provision shall survive termination of the Agreement

7.2 Public Announcement. The timing and content of any advertisements, announcements, press releases or other promotional activity relating to this Agreement, and the use of each other's name or trademarks shall be subject to the prior approval of both parties.

7.3 Assignment. Neither party may assign this Agreement without the prior written consent of the other party.

7.4 No Agency Relationship. The relationship between E-LOAN and Correspondent shall not be construed as a joint venture, partnership or principal-agent relationship, and under no circumstances shall any of the employees of one party be deemed to be employees of the other party for any purpose. This Agreement shall not be construed as authority for either party to act for the other in any agency or any other capacity, except as expressly set forth in this Agreement.

7.5 Third Party Beneficiaries. This Agreement is not intended and shall not be construed to create any rights or benefits upon any person not a party to this Agreement.

7.6 Costs and Expenses. Unless specifically provided for elsewhere in this Agreement, each party will bear its own costs and expenses, including legal fees, accounting fees and taxes incurred in connection with the negotiation and performance of this Agreement.

7.7 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) three business days after being deposited in the U.S. mail, first class, postage prepaid, (ii) upon transmission, if sent by facsimile transmission, or (iii) upon delivery, if served personally or sent by any generally recognized overnight delivery service, to the following addresses:

(a) If to E-LOAN, to:

E-LOAN, Inc.

5875 Arnold Road

Dublin, CA 94568

Attn: Curtis M. Kuboyama

Facsimile no. (925) 803 3507

with a copy to Edward A. Giedgowd, E-LOAN's Counsel at the same address.

(b) If to Correspondent, to:

TranSouth Financial Corporation

2001 Beach Street

Fort Worth, TX 76103

Attn: Gary R. Perdue

Senior Vice President

with copies to:

TranSouth Financial Corporation

250 East Carpenter Freeway

Irving, TX 75062

Attn: President

and

TranSouth Financial Corporation

P. O. Box 660237

Dallas, TX 75266-0237

Attn: General Counsel

Consumer Legal

7 Decker

7.8 Entire Agreement. This Agreement, including any exhibits or other documents attached hereto or referenced herein, each of which is hereby incorporated into this Agreement and made an integral part hereof, constitutes the entire agreement between the parties relating to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the parties relating to the transactions contemplated by this Agreement.

7.9 Modification. This Agreement may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought

7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

7.11 Provisions Severable. If any provision of this Agreement shall be or become wholly or partially invalid, illegal or unenforceable, such provision shall be enforced to the extent that its legal and valid and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.

7.12 Waivers; Cumulative Remedies. No failure or delay by a party to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any party will preclude exercise of any other right or remedy. All rights and remedies provided in this Agreement are cumulative and not alternative; and are in addition to all other available remedies at law or in equity.

7.13 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY DAMAGES OR CLAIMS FOR LOST PROFITS OR PUNITIVE DAMAGES EXCEPT TO THE EXTENT THAT IT MUST INDEMNIFY THE OTHER FOR LOSSES, DAMAGES, OR CLAIMS PAID TO OTHERS PURSUANT TO SECTION 5 OF THIS AGREEMENT.

7. 14 Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which shall constitute one and the same instrument.

7.15 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration proceeding provided for by this section shall take place in Dallas, Texas.

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the Effective Date written above.
TranSouth Financial Corporation	E-LOAN, Inc.
By: ____________________________	By: ____________________________
Title: ___________________________	Title: ___________________________
Date: __________________________	Date: __________________________

E-LOAN, Inc.
By: ____________________________
Title: ___________________________
Date: __________________________

Exhibit A: Documents to be Submitted by E-Loan with Offers to sell a Loan

Product:

Loan amount:

Term:

Trade-in vehicle:
Primary Applicant information:	Co-applicant information:

Primary applicant name:

Primary applicant SSN:

Primary applicant score:

Birthdate:

Current residence:

Time on current residence:

Rent/Mortgage Payment:

Previous residence:

Time at previous residence:

Name of employer:

Time on job:

Occupation:

Employer phone:

Gross Monthly Income:

Name of previous employer:

Time on previous job:

Previous employer address:

Previous employer phone:

Other Income Source:

Other Income Amount:

Co-applicant name:

Co-applicant SSN:

Co-borrower score:

Birthdate:

Current residence:

Time on current residence:

Rent/Mortgage Payment:

Previous residence:

Time at previous residence:

Name of employer:

Time on job:

Occupation:

Employer phone:

Gross Monthly Income:

Name of previous employer:

Time on previous job:

Previous employer address:

Previous employer phone:

Other Income Source:

Other Income Amount:

Exhibit B: Purchase Criteria

[*]

Exhibit C: Information to be Included in Loan Confirmation

The Loan Confirmation will include the following:

For Approvals:

  Date and Time of the credit decision

  Application number

  Decisioning Lender Contact Information

  Applicant name (and Co-Applicant if applicable)

  Approved Amount

  Maximum Loan to Value % (for new and used)

  APR Rate (for new and used)

  Maximum Term (for new and used)

  Stipulations, which may include but not be limited to specifically required documents, such as tax lien information, proof of income, proof of employment, proof of address, individual credit bureau trade line issues, etc.

For Declinations:

  Date and Time of credit decision

  Application number

  Decisioning Lender contact information

  Applicant Name (and Co-Applicant if applicable)

  Up to 4 ECOA reasons for not approving the application as submitted

Exhibit D: Loan Documents

  Note and Security Agreement (Estimated)
  Note and Security Agreement (FINAL)
  Copy of front and back of Documentary Draft to fund immediately and Original Copy in timely fashion.
  Drivers License(s)
  Proof of Insurance
  Title Application
  Sale Contract (New Vehicle)
  Bill of Sale or Buyers Order (Used Vehicle)
  Odometer Statement (Used Vehicle)
  Dealer Factory Invoice (New Vehicle)
  Warranty Certificate (if applicable)
  Proof of Income, if requested by TranSouth on Tiers 1 & 2. Required for Tiers 3 & 4
  Proof of Residency, if requested by TranSouth (copy of driver's license or copy of current utility bill) on Tiers 1 & 2. Required for Tiers 3 & 4
  2 Completed References (name, address, phone number). 4 References for Tiers 3 & 4.
  Exhibit E: Purchase Price

Purchase Price:

With respect to each Loan made, Correspondent shall pay E-LOAN, via ACH, the Principal Balance of each Loan within 48 hours of receipt of the Required Documents for such Loan. Calculation and payment of Additional Compensation shall be as shown below.

Additional Compensation:

As additional compensation for E-LOAN's performance of Services hereunder, Correspondent will pay E-LOAN a fee equal to $[*] ("Origination Fee") for each Loan purchased under this Agreement. On or before the 10th of each month, Correspondent shall pay E-LOAN the aggregate Origination Fees for all Loans made in the prior calendar month pursuant to this Agreement.